SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE             SOLD(-)           PRICE(2)
 COMMON STOCK-CORNING NATURAL GAS CORPORATION
           GABELLI FUNDS, LLC.
               GABELLI UTILITY FUND
                       1/30/07            5,500            15.6764
                       1/11/07            1,800            16.4000
                      12/04/06              200            16.4000

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE OVER-THE-COUNTER MARKET.

(2) PRICE EXCLUDES COMMISSION.